Exhibit 99.1

Cantaloupe, Inc. Reports Second Quarter of Fiscal Year 2023 Financial Results

Second Quarter Revenue of $61.3 Million, a 20% Year over Year Increase

Reiterates Fiscal Year 2023 Guidance

MALVERN, Pa. -- February 7, 2023 -- Cantaloupe, Inc. (Nasdaq: CTLP) (“Cantaloupe” or the “Company”), a digital payments and software services company that provides end-to-end technology solutions for self-service commerce, today reported results for the second quarter ended December 31, 2022.

“We saw strong financial results in Q2, with all-time high record revenue in transaction fees, subscription fees and total revenue, which demonstrates we are making progress on our strategic initiatives and working towards our vision to become the global market leader in providing technology that powers self-service commerce,” said Ravi Venkatesan, chief executive officer, Cantaloupe. “The acquisition of Three Square Market (“32M”) was also completed in the quarter. Integration is well underway and early customer interaction is validating our revenue synergy expectations.”

Second Quarter 2023 Key Financial Results:

•Revenue of $61.3 million, an increase of 20% year over year.
◦Transaction fees of $32.4 million, an increase of 21% year over year
◦Subscription fees of $16.5 million, an increase of 15% year over year
◦Equipment sales of $12.4 million, an increase of 25% year over year
•Total Dollar Volumes of Transactions were $649.4 million, an increase of 17% year over year
•Gross margin of 30.1% compared with 31.3% in the prior year quarter
◦Subscription and transaction fees margins of 38.3% compared to 39.5% in the prior year quarter
◦Equipment sales margins of (2.3)% compared to (2.8)% in the prior year quarter
•U.S. GAAP Net loss applicable to common shares of $573,000, or $(0.01) per share, compared to Net loss applicable to common shares of $468,000, or $(0.01) per share, in in the prior year quarter
•Adjusted EBITDA[1] of $3.9 million compared to $2.4 million in in the prior year quarter

Second Quarter 2023 Business Highlights:

•Completed the acquisition of Three Square Market, Inc., accelerating the Company’s micro market presence and international expansion
•Active Customers totaled 26,335 at the end of the second quarter of 2023 compared to 21,315 at the end of the second quarter of 2022, an increase of 24%.
•Active Devices totaled 1.15 million at the end of the second quarter of 2023 compared to 1.12 million at the end of the second quarter of 2022, an increase of 3%.
•Completed the upgrade of the vast majority of non 4G/EMV devices, including most large enterprise clients, as the Company reached the 12/31/22 upgrade deadline.
•Held our first investor day at Nasdaq where the Company articulated its renewed vision, strategy, and long-term financial outlook

__________________________
1 Adjusted earnings before income taxes, depreciation, and amortization, stock-based compensation expense, and certain other significant infrequent or unusual losses and gains that are not indicative of our core operations (“Adjusted EBITDA”) is a non-GAAP financial measure which is not required by or defined under GAAP. We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. See Reconciliations of Non-GAAP Measures for a reconciliation U.S. GAAP net income to Adjusted EBITDA.

Fiscal Year 2023 Outlook:

For the full fiscal year 2023, the Company reiterates the following:

•Revenue to be between $240 million and $250 million
•U.S. GAAP Net income to be between $(2) million and $3 million
•Adjusted EBITDA1 to be between $12 million and $17 million
•Total Operating Cash Flow to be between $10 million and $15 million

Webcast and Conference Call:
Cantaloupe will host a live webcast at 5:00 p.m. Eastern Time today which may be accessed in the Investor
Relations section of the Company’s website at https://cantaloupeinc.gcs-web.com/events-and-presentations.

Please note that there is a new system to access the live call in order to ask questions. To join the live call, please register here. A dial in and unique PIN will be provided to join the conference call.

A replay of the conference call will also be available in the Investor Relations section of the Company’s website.

About Cantaloupe, Inc.
Cantaloupe, Inc. is a software and payments company that provides end-to-end technology solutions for self-service commerce. Cantaloupe is transforming the self-service commerce industry by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively. For more information, please visit our website at www.cantaloupe.com.

Discussion of Non-GAAP Financial Measures:
This press release contains discussion of Adjusted EBITDA, a non-GAAP financial measure which is not required or defined under U.S. GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below. However, we do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the U.S. measures without unreasonable efforts.

We use Adjusted EBITDA for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net loss or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of our profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.

We define Adjusted EBITDA as U.S. GAAP net loss before (i) interest income (ii) interest expense on debt and reserves (iii) income tax provision (iv) depreciation (v) amortization (vi) stock-based compensation expense, (vii) fees and charges that were incurred in connection with the 2019 Investigation and financial statement restatement activities as well as proxy solicitation costs that are not indicative of our core operations, and (viii) certain other significant, infrequent or unusual losses and gains that are not indicative of our core operations such as acquisition and integration expenses.

Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to Cantaloupe or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of Cantaloupe's management, as well as assumptions made by and information currently available to Cantaloupe's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic, market or business conditions unrelated to our operating performance, including the impact of the ongoing COVID-19 pandemic; potential mutations of COVID-19 and the efficacy of vaccines and treatment developments and their deployment; failure to comply with the financial covenants in the Amended JPMorgan Credit Facility; our ability to raise funds in the future through sales of securities or debt financing in order to sustain operations in the normal course of business or if an unexpected or unusual event were to occur; our ability to compete with our competitors and increase market share; disruptions in or inefficiencies to our supply chain and/or operations including the impacts of the COVID-19 pandemic; the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, packaging and transportation; whether our current or future customers purchase, lease, rent or utilize ePort devices, Seed’s software solutions or our other products in the future at levels currently anticipated; whether our customers continue to utilize the Company’s transaction processing and related services, as our customer agreements are generally cancellable by the customer on thirty to sixty days’ notice; our ability to satisfy our trade obligations included in accounts payable and accrued expenses; the incurrence by us of any unanticipated or unusual non-operating expenses, which may require us to divert our cash resources from achieving our business plan; our ability to predict or estimate our future quarterly or annual revenue and expenses given the developing and unpredictable market for our products; our ability to integrate acquired companies into our current products and services structure; our ability to retain key customers from whom a significant portion of our revenue is derived; the ability of a key customer to reduce or delay purchasing products from us; our ability to obtain widespread commercial acceptance of our products and service offerings; whether any patents issued to us will provide any competitive advantages or adequate protection for our products, or would be challenged, invalidated or circumvented by others; our ability to operate without infringing the intellectual property rights of others; the ability of our products and services to avoid disruptions to our systems or unauthorized hacking or credit card fraud; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; whether we are able to fully remediate our material weaknesses in our internal controls over financial reporting or continue to experience material weaknesses in our internal controls over financial reporting in the future, and are not able to accurately or timely report our financial condition or results of operations; the ability to remain in compliance with the continued listing standards of the Nasdaq Global Select Market and continue to remain as a member of the US Small-Cap Russell 2000®; whether our suppliers would increase their prices, reduce their output or change their terms of sale; risks associated with the currently pending investigation, potential litigation or possible regulatory action arising from the 2019 Investigation and its findings, from the failure to timely file our periodic reports with the Securities and Exchange Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from these events; or other risks discussed in Cantaloupe’s filings with the U.S. Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended June 30, 2022. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.
-F--CTLP

Investor Relations:
ICR, Inc.
CantaloupeIR@icrinc.com

Media:
Jenifer Howard | 202-273-4246
jhoward@jhowardpr.com
media@cantaloupe.com

Cantaloupe, Inc.
Condensed Consolidated Balance Sheets

($ in thousands, except share data)	December 31, 2022 (Unaudited)	June 30, 2022

Assets
Current assets:
Cash and cash equivalents	$28,143	$68,125
Accounts receivable, net	45,721	37,695
Finance receivables, net	7,757	6,721
Inventory, net	26,895	19,754
Prepaid expenses and other current assets	3,471	4,285
Total current assets	111,987	136,580

Non-current assets:
Finance receivables due after one year, net	14,520	14,727
Property and equipment, net	20,535	12,784
Operating lease right-of-use assets	1,778	2,370
Intangibles, net	29,535	17,947
Goodwill	92,241	66,656
Other assets	4,815	4,568
Total non-current assets	163,424	119,052

Total assets	$275,411	$255,632

Liabilities, convertible preferred stock and shareholders’ equity
Current liabilities:
Accounts payable	$48,575	$48,440
Accrued expenses	29,474	28,154
Current obligations under long-term debt	1,192	692
Deferred revenue	1,970	1,893
Total current liabilities	81,211	79,179

Long-term liabilities:
Deferred income taxes	217	186
Long-term debt, less current portion	38,082	13,930
Operating lease liabilities, non-current	1,808	2,366
Total long-term liabilities	40,107	16,482

Total liabilities	121,318	95,661
Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 385,782 and 445,063 issued and outstanding, with liquidation preferences of $19,457 and $22,115 at December 31, 2022 and June 30, 2022, respectively	2,720	3,138
Shareholders’ equity:
Preferred stock, no par value, 1,800,000 shares authorized	—	—
Common stock, no par value, 640,000,000 shares authorized, 72,462,969 and 71,188,053 shares issued and outstanding at December 31, 2022 and June 30, 2022, respectively	473,605	469,918
Accumulated deficit	(322,232)	(313,085)
Total shareholders’ equity	151,373	156,833
Total liabilities, convertible preferred stock and shareholders’ equity	$275,411	$255,632

Cantaloupe, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Six months ended
	December 31,		December 31,
($ in thousands, except per share data)	2022	2021	2022	2021
Revenues:
Subscription and transaction fees	$48,932	$41,188	$96,007	$81,812
Equipment sales	12,398	9,903	23,105	15,059
Total revenues	61,330	51,091	119,112	96,871

Costs of sales:
Cost of subscription and transaction fees	30,202	24,919	60,572	50,944
Cost of equipment sales	12,687	10,182	25,937	15,062
Total costs of sales	42,889	35,101	86,509	66,006

Gross profit	18,441	15,990	32,603	30,865

Operating expenses:
Sales and marketing	3,210	1,745	5,735	4,084
Technology and product development	5,299	5,780	12,164	11,169
General and administrative	6,559	7,672	18,137	14,936
Investigation, proxy solicitation and restatement expenses	150	—	547	—
Integration and acquisition expenses	2,787	—	2,787	—
Depreciation and amortization	1,350	1,113	2,666	2,135
Total operating expenses	19,355	16,310	42,036	32,324

Operating loss	(914)	(320)	(9,433)	(1,459)

Other income (expense):
Interest income	878	445	1,445	918
Interest expense	(518)	(475)	(995)	(953)
Other income (expense)	23	(16)	(97)	(75)
Total other expense, net	383	(46)	353	(110)

Loss before income taxes	(531)	(366)	(9,080)	(1,569)
Provision for income taxes	(42)	(102)	(67)	(191)

Net loss	(573)	(468)	(9,147)	(1,760)
Preferred dividends	—	—	(334)	(334)
Net loss applicable to common shares	$(573)	$(468)	$(9,481)	$(2,094)

Net loss per common share
Basic and diluted	$(0.01)	$(0.01)	$(0.13)	$(0.03)

Weighted average number of common shares outstanding used to compute net loss per share applicable to common shares
Basic and diluted	71,629,939	70,969,246	71,418,845	71,072,587

Cantaloupe, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended
	December 31,
($ in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(9,147)	$(1,760)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	1,477	3,129
Amortization of debt issuance costs and discounts	59	68
Provision for expected losses	1,527	1,313
Provision for inventory reserve	135	342
Depreciation and amortization included in operating expenses	2,666	2,135
Depreciation included in costs of sales for rental equipment	554	518
Other	979	112
Changes in operating assets and liabilities:
Accounts receivable	(6,737)	1,378
Finance receivables	(1,221)	245
Inventory	(5,411)	(6,802)
Prepaid expenses and other assets	755	(160)
Accounts payable and accrued expenses	(1,057)	(4,555)
Operating lease liabilities	(750)	(192)
Deferred revenue	77	(18)
Net cash used in operating activities	(16,094)	(4,247)

Cash flows from investing activities:
Acquisition of business, net of cash acquired	(35,913)	(2,900)
Purchase of property and equipment	(9,436)	(4,359)
Net cash used in investing activities	(45,349)	(7,259)

Cash flows from financing activities:
Proceeds from long-term debt	25,000	—
Repayment of long-term debt	(388)	(407)
Contingent consideration paid for acquisition	(1,000)	—
Proceeds from exercise of common stock options	—	86
Repurchase of Series A Convertible Preferred Stock	(2,151)	—
Net cash provided by (used in) financing activities	21,461	(321)

Net decrease in cash and cash equivalents	(39,982)	(11,827)
Cash and cash equivalents at beginning of year	68,125	88,136
Cash and cash equivalents at end of period	$28,143	$76,309

Supplemental disclosures of cash flow information:
Interest paid in cash	$920	$376
Common stock issued in business combination	$3,942	$—

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Loss to Adjusted EBITDA
(Unaudited)

	Three months ended December 31,
($ in thousands)	2022	2021
U.S. GAAP net loss	$(573)	$(468)
Less: interest income	(878)	(445)
Plus: interest expense	518	475
Plus: income tax provision	42	102
Plus: depreciation expense included in costs of sales for rentals	312	254
Plus: depreciation and amortization expense in operating expenses	1,350	1,113
EBITDA	771	1,031
Plus: stock-based compensation (a)	160	1,368
Plus: investigation, proxy solicitation and restatement expenses (b)	150	—
Plus: integration and acquisition expenses(c)	2,787	—
Adjustments to EBITDA	3,097	1,368
Adjusted EBITDA	$3,868	$2,399

(a) As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b) As an adjustment to EBITDA, we have excluded the fees incurred in connection with the costs and expenses related to the 2019 Investigation, financial statement restatement activities, and proxy solicitation costs because we believe that they represent charges that are not related to our core operations.
(c) As an adjustment to EBITDA, we have excluded expenses incurred in connection with business acquisitions and corresponding integrations as they do not represent recurring costs or charges related to our core operations.

	Six months ended December 31,
($ in thousands)	2022	2021
U.S. GAAP net loss	$(9,147)	$(1,760)
Less: interest income	(1,445)	(918)
Plus: interest expense	995	953
Plus: income tax provision	67	191
Plus: depreciation expense included in costs of sales for rentals	554	518
Plus: depreciation and amortization expense in operating expenses	2,666	2,135
EBITDA	(6,310)	1,119
Plus: stock-based compensation (a)	1,477	3,129
Plus: investigation, proxy solicitation and restatement expenses (b)	547	—
Plus: integration and acquisition expenses(c)	2,787	—
Adjustments to EBITDA	4,811	3,129
Adjusted EBITDA	$(1,499)	$4,248

(a) As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b) As an adjustment to EBITDA, we have excluded the fees incurred in connection with the costs and expenses related to the 2019 Investigation, financial statement restatement activities, and proxy solicitation costs because we believe that they represent charges that are not related to our core operations.
(c) As an adjustment to EBITDA, we have excluded expenses incurred in connection with business acquisitions and corresponding integrations as they do not represent recurring costs or charges related to our core operations.